COMPENSATION AGREEMENT
                    MURDOCK COMMUNICATIONS CORPORATION, INC.
                      AND PIRINATE CONSULTING GROUP, L.L.C.

     WHEREAS, Pirinate Consulting Group, L.L.C. ("Pirinate") is the employer of Eugene I. Davis ("Davis"); and

     WHEREAS, Murdock Communications Corporation, Inc. ("MCC") and Pirinate (collectively referred to herein as the "Parties") entered into an agreement (the "Prior Agreement") for the personal services of Davis dated January 10, 2000 as amended and the Prior Agreement has terminated; and

     WHEREAS,  Davis  continues to be a member of the Board of Directors of MCC;
and

     WHEREAS, MCC desires Davis to serve as MCC's Chairman of the Board and Chief Executive Officer; and

     WHEREAS,  Pirinate  consents  to  Davis' service in such capacity with MCC;

     NOW THEREFORE, in consideration of the mutual promises, and other good and valuable consideration of the Parties hereto, which they agree is adequate, and the terms and conditions which follow, the Parties agree as follows:

                                   AGREEMENT:
                                   ---------

     When executed in the space provided below, this agreement ("Agreement") shall memorialize the terms and conditions of the retention by MCC of Pirinate, and through it, Davis, as its Chairman of the Board and Chief Executive Officer, as follows:

     1.     EFFECTIVE  DATE  OF  AGREEMENT.  The effective date of the Agreement
            ------------------------------
shall  be  August  1,  2002.

     2. TERM OF AGREEMENT. The initial term of this Agreement shall be three (3)
        -----------------
months. Thereafter, either party may terminate this agreement, with or without cause, effective upon thirty (30) days' prior written notice. Any termination shall be without prejudice to Pirinate's right to receive retainer payments and reimbursement of expenses for all periods prior to the effective date of such termination.

     3.  SERVICES  PROVIDED  BY  PIRINATE.  Pirinate  shall provide the personal
         --------------------------------
services of Davis to MCC with respect to projects and duties personally assigned to Davis by the Board of Directors of MCC. Davis shall serve as a Director, Chairman of the Board, and Chief Executive Officer of MCC, and shall discharge all duties and have all responsibilities traditionally associated with such positions. Pirinate shall make Davis reasonably available to MCC.

     4.  COMPENSATION  FOR  SERVICES.  MCC  shall compensate Pirinate for Davis'
         ---------------------------
services  as  follows:

          A. Payment of Three Thousand Dollars ($3,000) per month in cash, payable in advance on the first of each month throughout the term of this Agreement; and

          B. Two Thousand (2,000) shares of MCC stock per month shall accrue for the benefit of Pirinate, and shall be earned and transferred to Pirinate at the effective time of a merger between MCC and Polar Molecular Corporation (the "Effective Time"), which stock shall be registered, and freely tradable without restriction, at the Effective Time; and

          C. Two Thousand Dollars ($2,000) per month in cash shall accrue for the benefit of Pirinate and shall be earned and paid to Pirinate at the Effective Time. In the event the $2,000 per month cannot be paid at the Effective Time, Pirinate shall have the right to convert any amounts owed under this 4(C) at the conversion rate of $1.00 per share; and

          D. Forty Thousand (40,000) shares of MCC stock shall be issued to Pirinate, and shall be transferred to Pirinate at the time this Agreement is executed. Such shares cannot be transferred without registration under the Securities Act and applicable state securities laws or an exemption therefrom and will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be resold in the public market only if they qualify for an exemption under Rule 144 or 144(k). Sales under Rule 144 are also subject to requirements with respect to volume limitation, manner of sale, notice and the availability of current public information about the Company. The Parties hereto agree that the 40,000 shares shall constitute full and final settlement for any and all prior unpaid compensation earned by Pirinate or Davis under the Prior Agreement or any other agreement between the Parties. MCC hereby grants piggyback-registration rights on the shares at or subsequent to the Effective Time.

          E. Pirinate shall be reimbursed on a monthly basis and upon receipt of Pirinate's monthly invoice for any and all reasonable out-of-pocket expenses in connection with Davis' services. Travel and other major expenses shall be consistent with expense guidelines applicable to senior executives of MCC.

          F. Offering of Exempt Stock. Pirinate states that each has read and agrees with and to the following:


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

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED EXCEPT AS PERMITTED UNDER SUCH SECURITIES ACT OR SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND PURSUANT TO STATE SECURITIES OR BLUE SKY LAWS.

THIS OFFERING IS BEING MADE ONLY TO ACCREDITED INVESTORS AS DEFINED IN RULE 501 OF REGULATION D UNDER THE SECURITIES ACT. IN MAKING AN INVESTMENT DECISION ACCREDITED INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PIRINATE ACKNOWLEDGES THAT THEY HAVE REVIEWED ALL OF THE SEC PUBLIC REPORTS FILED BY THE COMPANY AND THAT THEY HAVE REVIEWED THE FINANCIAL STATEMENTS OF THE COMPANY.

     6.  CONFIDENTIALITY.  Pirinate  and  Davis  shall  maintain  all non-public
         ---------------
information of MCC as strictly confidential except to the extent otherwise required by applicable law or court order.

     7.  ENTIRE  AGREEMENT.  This Agreement contains the entire understanding of
         -----------------
the parties hereto in respect to its subject matter. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.  COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
         ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]


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

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set out below.


FOR  MURDOCK  COMMUNICATIONS  CORPORATION,  INC.


/s/    Wayne  Wright                                08/08/02
-----------------------                             --------
Wayne  Wright                                       Date
Interim  Principal  Accounting  Officer



FOR  PIRINATE  CONSULTING  GROUP,  L.L.C.


BY:  /s/  Eugene  I.  Davis
   --------------------------             ----------
     Eugene  I.  Davis                    Date
     Managing  Member


     /s/  Eugene  I.  Davis
   --------------------------             -----------
     Eugene  I.  Davis                    Date
     An  Individual

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